Exhibit 23(j)




INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Post-Effective Amendment No. 17 to Registration Statement No. 33-23223 of Oppenheimer Cash Reserves on Form N-1A of our report dated August 20, 1999, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the headings "Independent Auditors" in the Statement of Additional Information and "Financial Highlights" in the Prospectus, which is also a part of such Registration Statement.




/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Denver, Colorado
November 23, 1999